UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2011
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	37-1516132 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          On April 15, 2011, Calumet Specialty Products Partners, L.P. (the “Partnership”), Calumet Finance Corp. (“Calumet Finance” and, together with the Partnership, the “Issuers”), certain subsidiary guarantors (the “Guarantors”) and Calumet GP, LLC (the “General Partner”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”) to offer and sell $400 million aggregate principal amount of the Issuers’ 9 3/8% senior notes due 2019 (the “2019 Notes”) in accordance with a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The closing of the issuance of the 2019 Notes is scheduled to occur on April 21, 2011.
          The Partnership intends to use the net proceeds from the issuance of the 2019 Notes to repay in full borrowings outstanding under its existing senior secured term loan facility, as well as all accrued interest and fees, and for general partnership purposes.
          The Purchase Agreement contains customary representations, warranties and agreements of the Issuers, the General Partner and the Guarantors, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.
          The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation.
Seventh Amendment to Revolving Credit Agreement
          On April 15, 2011, the Partnership and its operating subsidiaries entered into a Seventh Amendment to Credit Agreement and Consent (the “Amendment”), which amends the Partnership’s Credit Agreement, dated as of December 9, 2005 (as previously amended, the “Credit Agreement”), with certain lenders party thereto (the “Lenders”), and Bank of America, N.A., as Agent for the Lenders.
          The Amendment amends the Credit Agreement to, among other things, (i) permit the issuance of the 2019 Notes; (ii) upon consummation of the issuance of the 2019 Notes and the termination of the Partnership’s senior secured term loan facility, release the Lenders’ second priority lien on the collateral securing the senior secured term loan facility; and (iii) change the interest rate pricing on the Credit Agreement as follows:

Consolidated	Base Rate	LIBOR
Leverage Ratio	Revolving Loans	Revolving Loans
< 2.75 to 1.0	0.50%	2.00%
≥ 2.75 to 1.0 but
< 3.25 to 1.0	0.75%	2.25%
≥ 3.25 to 1.0	1.00%	2.50%
          The completion of the issuance of the 2019 Notes is a condition precedent to the effectiveness of the terms amended by the Amendment.
          The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.
     On April 15, 2011, the Partnership issued a press release announcing the pricing of the 2019 Notes. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description
1.1	Purchase Agreement, dated April 15, 2011, by and among the Partnership, the General Partner, Calumet Finance, the Guarantors and the Initial Purchasers relating to the 2019 Notes.

10.1	Seventh Amendment to Credit Agreement and Consent, dated as of April 15, 2011, by and among the Partnership and its operating subsidiaries, as Borrowers, Bank of America, N.A. as Agent for the Lenders, and the Lenders.

99.1	Press Release, dated April 15, 2011, announcing the pricing of the 2019 Notes.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS PARTNERS, L.P.
	By:	CALUMET GP, LLC,
its General Partner

Date: April 20, 2011	By:	/s/ R. Patrick Murray, II
		Name:	R. Patrick Murray, II
		Title:	Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
1.1	Purchase Agreement, dated April 15, 2011, by and among the Partnership, the General Partner, Calumet Finance, the Guarantors and the Initial Purchasers relating to the 2019 Notes.

10.1	Seventh Amendment to Credit Agreement and Consent, dated as of April 15, 2011, by and among the Partnership and its operating subsidiaries, as Borrowers, Bank of America, N.A. as Agent for the Lenders, and the Lenders.

99.1	Press Release, dated April 15, 2011, announcing the pricing of the 2019 Notes.